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                                                              EXHIBIT 12

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                           GENERAL ELECTRIC COMPANY
                      RATIO OF EARNINGS TO FIXED CHARGES


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(Dollars in millions)                                  Nine months ended
                                                      September 30, 1994
                                                      ------------------
GE except GECS
- ---------------
"Earnings" -a)                                                  $ 5,301
Less:  Equity in undistributed earnings
       of General Electric Capital
       Services, Inc. -b)                                          (864)
Plus:  Interest and other financial
       charges included in expense                                  316
       One-third of rental expense  -c)                             159
                                                                -------
Adjusted "earnings"                                             $ 4,912
                                                                =======

Fixed Charges:
  Interest and other financial charges                          $   316
  Interest capitalized                                               14
  One-third of rental expense  -c)                                  159
                                                                -------
Total fixed charges                                             $   489
                                                                =======
Ratio of earnings to fixed charges                                10.04
                                                                =======

General Electric Company and consolidated affiliates
- ----------------------------------------------------
"Earnings" -a)                                                   $5,805
Plus:  Interest and other financial
       charges included in expense                                7,155
       One-third of rental expense   -c)                            289
                                                                -------
Adjusted "earnings"                                             $13,249
                                                                =======


Fixed Charges:
  Interest and other financial charges                          $ 7,155
  Interest capitalized                                               21
  One-third of rental expense  -c)                                  289
                                                                ----=--

    Total fixed charges                                         $ 7,465
                                                                =======
    Ratio of earnings to fixed charges                             1.77
                                                                =======

(a- Earnings before income taxes and minority interest.
(b- Earnings after income taxes.
(c- Considered to be representative of interest factor in rental expense.
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